                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)
                                January 28, 1997


                         STATEFED FINANCIAL CORPORATION
             ------------------------------------------------------
             (Exact name of Registrant as specified in its Charter)



     Delaware                    0-22790                     42-1410788
 ---------------           --------------------       ------------------------
 (State or other           (Commission File No.       (IRS Identification No.)
 jurisdiction of
  incorporation)



519 Sixth Avenue, Des Moines, Iowa                              50309-2473
------------------------------------------------------------------------------
(Address of principal executive offices)                        (Zip Code)



       Registrant's telephone number, including area code: (515) 282-0236
       ------------------------------------------------------------------



                                       N/A
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 5.  Other Events

         On January 28, 1997 and January 29, 1997, the Registrant issued the attached press release.

Items 7.  Financial Statements and Exhibits

         (a)   Exhibits

                1.  Press release, dated January 28, 1997

                2.  Press release, dated January 29, 1997

                                   SIGNATURES

         Pursuant to the requirements of the Securities exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                     STATEFED FINANCIAL CORPORATION


Date:  February 6, 1997              By:  /s/   John F. Golden
                                         -------------------------------
                                                John F. Golden
                                            Chief Executive Officer

                                    EXHIBIT I

For Further Information Contact:                        For Immediate Release
         John F. Golden, President and CEO                   January  28, 1997
         StateFed Financial Corporation
         519 Sixth Avenue
         Des Moines, Iowa 50309
         Phone: (515) 282-0236

                         STATEFED FINANCIAL CORPORATION
                         ANNOUNCES 2ND QUARTER EARNINGS

         Des Moines, Iowa (NASDAQ: "SFFC") ------ StateFed Financial Corporation, the parent company for State Federal Savings and Loan Association of Des Moines, today announced financial results for the quarter ended December 31, 1996. For the three month period ended December 31, 1996, the company reported net income of $255,085 as compared to $207,854 for the same period in 1995, an increase of $47,231 or 22.7%. The increase in net earnings was primarily due to an increase in net interest income of $63,481 and a decrease in non-interest expense of $18,410, offset by a decrease in non-interest income of $9,940 and an increase in income tax expense of $24,720.

         For the six month period ended December 31, 1996, the company reported net income of $322,264 as compared to $422,888 for the same period in 1995, a decrease of $100,624. The decrease in net earnings was primarily due to an increase in non-interest expense of $291,666 and a decrease in non-interest income of $3,787, offset by an increase in net interest income of $139,769 and a decrease in income tax expense of $55,060. The increase in non-interest expense was primarily the result of a one-time special assessment of $291,300, required by legislation, which is 65.7 cents per $100 of Savings Association Insurance Fund (SAIF) deposits held by the Bank at March 31, 1995. Net income for the six month period ended December 31,1996, would have been approximately $511,300 had this special assessment not been required.

         The book value of StateFed Financial Corporation increased to $18.78 per share at December 31, 1996. Earnings per share for the second quarter ended December 31, 1996 were 34 cents per share. As of December 31,1996, there were 783,485 shares outstanding.


                                    Continued

                      SELECTED CONSOLDIATED FINANCIAL DATA
                 StateFed Financial Corporation and Subsidiary
                                   Unaudited



                                 Three Months Ended        Six Months Ended
                                    December 31               December 31
                              -------------------------------------------------
                                  1996         1995        1996          1995
                              -------------------------------------------------
OPERATIONS DATA

 Total interest income ....   $1,597,897   $1,407,678   $3,147,070   $2,834,727

 Total interest expense ...   $  905,253   $  778,515   $1,743,422   $1,570,848
                              -------------------------------------------------

 Net interest income ......   $  692,644   $  629,163   $1,403,648   $1,263,879


 Provision for loan losses    $    6,000   $    6,000   $   12,000   $   12,000
                              -------------------------------------------------

 Net interest income
  after provision for
  loan losses .............   $  686,644   $  623,163   $1,391,648   $1,251,879


 Non-interest income:
 Real estate operations ...   $  112,995   $  110,745   $  211,701   $  205,261

 Other non-interest income    $   28,226   $   40,416   $   42,511   $   52,738
                              --------------------------------------------------

 Total non-interest income    $  141,221   $  151,161   $  254,212   $  257,999


 Total non-interest expense   $  437,460   $  455,870   $1,152,456   $  860,790
                              -------------------------------------------------

 Income before income taxes   $  390,405   $  318,454   $  493,404   $  649,088

 Income tax expense .......   $  135,320   $  110,600   $  171,140   $  226,200

                              -------------------------------------------------
 Net Income ...............   $  255,085   $  207,854   $  322,264   $  422,888
                              =================================================

 Earnings per share .......   $     0.34   $     0.26

                         STATEFED FINANCIAL CORPORATION
                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                       DECEMBER 31, 1996 AND JUNE 30, 1996



                          ASSETS                           Unaudited)
                                                       December 31, 1996        June 30, 1996

 Cash and amounts due from depository
   institutions                                           $  3,098,625           $  2,564,267
 Investments in certificates of deposit                   $  4,436,766           $  4,439,567
 Investment securities                                    $  2,181,463           $  2,347,048
 Loans receivable, net                                    $ 68,005,561           $ 62,708,487
 Real estate acquired for development                     $    718,734           $    385,476
 Real estate held for investment, net                     $  1,078,199           $  1,149,990
 Office property and equipment, net                       $  1,439,028           $  1,464,796
 Federal Home Loan Bank stock, at cost                    $    950,000           $    750,000
 Accrued interest receivable                              $    547,363           $    533,706
 Prepaid expenses and other assets                        $    352,794           $    361,287
                                                          ------------           ------------
         TOTAL ASSETS                                     $ 82,808,533           $ 76,704,624

                                                          ============           ============


        LIABILITIES AND STOCKHOLDERS' EQUITY

 Liabilities:
 Deposits                                                 $ 48,216,280           $ 45,731,828
 Advances from Federal Home Loan Bank                     $ 19,000,000           $ 15,000,000
 Advances from borrowers for taxes and insurance          $    465,575           $    505,749
 Accrued interest payable                                 $      3,372           $    129,833
 Dividends payable                                        $     78,349           $     81,349
 Income taxes:current and deferred                        $    148,849           $    138,255
 Other liabilities                                        $    178,204           $    189,305
                                                          ------------           ------------

         TOTAL LIABILITIES                                $ 68,090,629           $ 61,776,319
                                                          ============           ============

 Stockholders' equity:
 Common stock                                             $      8,905           $      8,905
 Additional paid-in capital                               $  8,397,593           $  8,376,924
 Unearned compensation - restricted stock awards          $   (470,799)          $   (531,989)
 Unrealized gain (loss) on investments                    $     10,776           $    (22,251)
 Treasury stock                                           $ (1,539,113)          $ (1,049,358)
 Retained earnings - substantially restricted             $  8,310,542           $  8,146,074
                                                          ------------           ------------

    TOTAL STOCKHOLDERS' EQUITY                            $ 14,717,904           $ 14,928,305
                                                          ------------           ------------

    TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY            $ 82,808,533           $ 76,704,624
                                                          ============           ============

                                   EXHIBIT II

For Immediate Release
Date:  January 29, 1997
For Information Contact
         John F. Golden, President
         at (515)282-0236



                         STATEFED FINANCIAL CORPORATION
                       ANNOUNCES STOCK REPURCHASE PROGRAM


Des Moines, Iowa, January 17, 1997- StateFed Financial Corporation, announced its intention today to repurchase approximately 5% of its outstanding shares in the open market over the next twelve months. The shares will be purchased at prevailing market prices from time to time over a twelve month period depending upon market conditions.

John F. Golden, President of the Corporation, indicated that the Board of Directors approved the repurchase program in view of the current price level of the Corporation's common stock and the strong capital position of the corporation's subsidiary, State Federal Savings and Loan Association of Des Moines. Mr. Golden stated that "we believe that the repurchase of our shares represents an attractive investment opportunity which will benefit the corporation and our stockholders. The repurchased shares will become treasury shares and will be used for general corporate purposes, including the issuance of shares in connection with the exercise of stock options."

Over the past three months, the shares traded between $16.25 and $17.25. At December 31, 1996, the Corporation had $82,808,533 million in assets and stockholders' equity of $14,717,904. On such date, the Corporation had 783,485 shares outstanding.












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